UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105		94105
(Address of principal executive offices)		(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2015, Marin Software Incorporated (“Marin Software”) entered into a Share Purchase Agreement (“Agreement”) with Social Moov, Social Moov’s securityholders and Sylvain Eche, as Shareholders’ Agent. The Agreement provides that the acquisition will be accomplished by Marin Software purchasing all outstanding shares of capital stock of Social Moov from Social Moov’s shareholders, with Social Moov surviving as a wholly owned subsidiary of Marin Software (the “Share Purchase”).

Subject to the terms and conditions of the Agreement, Marin Software has agreed to acquire all of the outstanding capital stock of Social Moov for an aggregate of $18.75 million in cash and shares of Marin Software’s common stock (“Common Stock”). This amount is subject to adjustment based on Social Moov’s net working capital, net cash and unpaid transaction costs at closing (as adjusted, the “Total Purchase Consideration”). The number of shares of Common Stock comprising the portion of the Total Purchase Consideration to be issued in the form of Common Stock is based on the average daily closing sales price of Marin Software Common Stock as reported on NYSE for the 10 consecutive trading days ending two trading days prior to February 5, 2015 (the “Average Stock Price”). The Total Purchase Consideration is comprised as follows:

•	Up to $8.0 million (the “Closing Cash”) of the Total Purchase Consideration will be paid in the form of cash at the closing of the Share Purchase (the “Closing”), of which $1.875 million of the Closing Cash (the “Escrow Cash”) shall be deposited into an escrow fund.

•	Up to $4.375 million of the Total Purchase Consideration will be paid in the form of a number of shares Marin Software Common Stock equal to such amount divided by the Average Stock Price (the “Closing Common Stock”). Of the Closing Common Stock, a number of shares equal to $1.875 million divided by the Average Stock Price will be subject to a lock up period pursuant to which none of such shares may be sold prior to the nine-month anniversary of the Closing date.

•	On each of the one- and two-year anniversaries of closing, up to $3.1875 million of the Total Purchase Consideration will be paid in the form of Marin Software Common Stock, with the number of shares equal to such amounts divided by the Average Stock Price.

The Company also paid approximately $600,000 of Social Moov’s expenses incurred in connection with the Share Purchase. In addition, Marin Software expects to grant continuing Social Moov employees equity retention grants with a total value of up to $2 million following the closing.

Pursuant to the Agreement, following the Closing, securityholders of Social Moov have agreed to indemnify Marin Software for losses related to certain matters, including, among other things, failures of representations or warranties of Social Moov contained in the Agreement to be true and correct, failure by Social Moov to perform or comply with any covenant applicable to it contained in the Agreement, and other specified matters. As partial security for such indemnification obligations, the parties agreed to deposit the Escrow Cash into an escrow fund.

The Agreement contains customary covenants of Marin Software and Social Moov, including, among other things, a covenant by Social Moov to conduct its business in the ordinary course between the execution of the Agreement and consummation of the Share Purchase and not to engage in certain kinds of transactions during such period.

The Agreement contemplates that the issuance of shares of Common Stock as part of the Total Purchase Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S promulgated thereunder. The Agreement contains a covenant by Marin Software to file a Registration Statement on Form S-3 within two business days after the date on which Marin Software has filed its Annual Report on Form 10-K to register the resale of certain share of Common Stock to be issued as part of the Total Purchase Consideration.

The Agreement contains customary representations and warranties of each of Marin Software and Social Moov. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Agreement, (2) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

On February 5, 2015, Marin Software issued a press release announcing the Share Purchase. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 5, 2015, Marin Software entered into the Agreement to acquire Social Moov. Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K.

The descriptions contained in Item 1.01 and this Item 2.01 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 5, 2015, Marin Software issued a press release announcing its financial results for the quarter and year ended December 31, 2014. The press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto (the “2.02 Information”) are being furnished pursuant to Item 2.02 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 2.02 Information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

On February 5, 2015, Marin Software agreed to issue up to a number of shares of its Common Stock equal to $10.75 million divided by the Average Stock Price in connection with its acquisition of Social Moov pursuant to the terms of the Agreement.

The descriptions contained in Item 1.01, Item 2.01 and this Item 3.02 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

2.1	Share Purchase Agreement by and among Marin Software Incorporated, Social Moov, Social Moov’s securityholders and Sylvain Eche, as Shareholders’ Agent, dated as of February 5, 2015.*

99.1	Press Release of Marin Software Incorporated announcing Share Purchase, dated February 5, 2015.

99.2	Press Release of Marin Software Incorporated announcing earnings results, dated February 5, 2015.

*	Schedules or similar attachments have been omitted pursuant to Regulation S-K Item 601(b)(2). Marin Software hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: February 5, 2015	By:	/s/ John A. Kaelle
John A. Kaelle Chief Financial Officer

EXHIBIT INDEX

Number	Description

2.1	Share Purchase Agreement by and among Marin Software Incorporated, Social Moov, Social Moov’s securityholders and Sylvain Eche, as Shareholders’ Agent, dated as of February 5, 2015.*

99.1	Press Release of Marin Software Incorporated announcing Share Purchase, dated February 5, 2015.

99.2	Press Release of Marin Software Incorporated announcing earnings results, dated February 5, 2015.

*	Schedules or similar attachments have been omitted pursuant to Regulation S-K Item 601(b)(2). Marin Software hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.